                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT



                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported): June 4, 2003
                                                           ------------



                          The Williams Companies, Inc.
                          ----------------------------
             (Exact name of registrant as specified in its charter)



    Delaware                          1-4174                     73-0569878
    --------                       ------------              -------------------
 (State or other                   (Commission                (I.R.S. Employer
 jurisdiction of                   File Number)              Identification No.)
 incorporation)



One Williams Center, Tulsa, Oklahoma                                 74172
------------------------------------                               ---------
(Address of principal executive offices)                           (Zip Code)



        Registrant's telephone number, including area code: 918/573-2000
                                                            ------------



                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)


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Item 5.  Other Events.

         On June 4, 2003, The Williams Companies, Inc. ("Williams") announced that it is finalizing a new $800 million credit facility primarily for the purpose of issuing letters of credit. Williams expects to complete the credit agreement by mid-June. The new financing package would replace an existing $1.1 billion credit line entered into last summer that was comprised of a $700 million secured revolving facility and a $400 million letter of credit facility. The majority of the company's midstream gas and liquids assets back the current agreement that is being replaced by the new two-year, cash-collateralized $800 million agreement. The new agreement releases the midstream assets as credit backing. Cash collateral would be posted only to the extent that letters of credit are issued under the facility.

Item 7.  Financial Statements and Exhibits.

         Williams files the following exhibit as part of this report:

         Exhibit 99 Copy of Williams' press release dated June 4, 2003, publicly reporting the matters discussed herein.

         Pursuant to the requirements of the Securities Exchange Act of 1934, Williams has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                THE WILLIAMS COMPANIES, INC.


Date: June 5, 2003                              /s/ William H. Gault
                                                -------------------------------
                                                Name:   William H. Gault
                                                Title:  Assistant Secretary


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                                INDEX TO EXHIBITS

EXHIBIT
NUMBER            DESCRIPTION
-------           -----------
   99             Copy of Williams' press release dated June 4, 2003, publicly reporting the matters discussed herein.